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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-     ) pertaining to The Petersen Companies, Inc. Employee Stock
Discount Purchase Plan of our report dated January 28, 1998 with respect to the consolidated financial statements and schedules of The Petersen Companies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

Los Angeles, California
September 17, 1998